UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2019

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 8.01 OTHER EVENTS

Pursuant to the terms of the indentures (each an “Existing Centene Indenture”) governing the terms of Centene Corporation’s (the “Company”) 4.75% senior notes due 2022, the Company’s 6.125% senior notes due 2024, the Company’s 4.75% senior notes due 2025 and the Company’s 5.375% senior notes due 2026 (collectively, the “Existing Centene Notes”), if:

(a) such series of Existing Centene Notes has a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investor Service, Inc. or BBB- (or the equivalent) by Standard & Poor’s Ratings Services (“S&P”), in each case, with a stable or better outlook; and

(b)	no Default (as such term is defined in the applicable Existing Centene Indenture) has occurred and is continuing under the applicable Existing Centene Indenture;
then the Company and its restricted subsidiaries (as such term is defined in the applicable Existing Centene Indenture) shall cease to be subject to the following provisions of such Existing Centene Indenture, with respect to such series:

•	“Restricted Payments,”

•	“Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	“Limitation on Issuances of Guarantees of Indebtedness,”

•	“Transactions with Affiliates” and

•	“Asset Sales” (collectively, the “Terminated Covenants”).

On November 12, 2019, S&P announced that the credit rating of each series of Existing Centene Notes had been upgraded by S&P in satisfaction of the requirement in clause (a) above. As no Default has occurred and is continuing under the Centene Existing Indentures, the covenants described above no longer apply to Centene and its restricted subsidiaries with respect to each series of Existing Centene Notes. As further described in the offering memorandum and consent solicitation statement, dated November 1, 2019, for the exchange offers (the “Exchange Offers”) being made by the Company and concurrent consent solicitations being made by the Company on behalf of WellCare Health Plans, Inc. (“WellCare”), the indentures (the “New Centene Indentures”) governing the new notes (the “New Notes”) to be issued by the Company in connection with the Exchange Offers for any and all of the outstanding 5.25% senior notes due 2025 and 5.375% senior notes due 2026 issued by WellCare will include similar covenant termination provisions and, as such, if the requirements set forth in (a) and (b) above remain satisfied on the settlement date for the Exchange Offers (or are thereafter satisfied), such covenants will also cease to apply to the Company and its restricted subsidiaries with respect to the New Notes and there will be no covenants or provisions contained in the New Centene Indentures which may afford the holders of a series of the New Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or its subsidiaries that may adversely affect holders except to the limited extent described below.
The Terminated Covenants will not be reinstated even if the Company subsequently does not satisfy either or both of the requirements set forth in clauses (a) and (b) above. The Company and its restricted subsidiaries shall remain subject to the provisions in the applicable Existing Centene Indenture and in the applicable New Notes Indenture under the caption “- Repurchase at the Option of Holders - Change of Control” and described under the following subheadings:

•	“Liens,”

•	“Merger, Consolidation or Sale of Assets” (other than the financial test set forth in clause (4) of that covenant) and

•	“SEC Reports.”

The foregoing summary of certain provisions of the Existing Centene Indentures and the New Centene Indentures is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the applicable indenture (including the definitions of terms used therein).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	November 12, 2019	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer